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                                                                  Exhibit (d)(3)


                                RSA SECURITY INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT


     1.   GRANT OF OPTION. RSA Security Inc., a Delaware corporation (the
"Company"), hereby grants to         (the "Optionee") an option, pursuant to the
Company's 1994 Stock Option Plan, as amended and restated (the "Plan"), to purchase an aggregate of shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company at a price of $ per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the United States Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

     2. NON-STATUTORY STOCK OPTION. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     3.   EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

     (a) VESTING SCHEDULE. Except as otherwise provided in this Agreement, this option shall vest and become exercisable in installments (each, an "installment") as to not more than the number of shares set forth in the table below during the respective exercise periods set forth in the table below. No installment shall be exercisable after the fourth anniversary of the vesting date of such installment (each, an "Installment Expiration Date"), except as otherwise provided in Section 3(e) below. If, after the respective Installment Expiration Date, an installment shall for any reason not have been exercised in full (except as otherwise provided in Section 3(e) below), the option shall be deemed to have expired with respect to the unpurchased shares in such installment.



                                                       Number of
                                                   Shares as to which
   Installment Exercise Period                   Option is Exercisable
   ---------------------------                   ---------------------




The right of exercise of this option shall be cumulative so that if any installment is not exercised to the maximum extent permissible during the respective installment exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the respective Installment Expiration Date or the earlier termination of this option.

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     (b)  EXERCISE PROCEDURE. Subject to the conditions set forth in this
Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Controller of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Controller of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (c) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company (an "Eligible Optionee").

     (d) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the final Installment Expiration Date), PROVIDED THAT, except as otherwise provided in Section 9, this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation.

     (e) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the final Installment Expiration Date while he or she is an Eligible Optionee, or if the Optionee dies within three months after the Optionee ceases to be an Eligible Optionee (other than as the result of a termination of such relationship by the Company for "cause" as specified in paragraph (f) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (whether or not such exercise occurs before the final Installment Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

     (f) DISCHARGE FOR CAUSE. If the Optionee, prior to the final Installment Expiration Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. "Cause" shall mean willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive. The Optionee shall be considered to have been discharged "for cause" if the Company determines, within 30 days after the Optionee's resignation, that discharge for cause was warranted.


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     4.   PAYMENT OF PURCHASE PRICE.

          (a) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the United States Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment.

          (b) VALUATION OF SHARES OR OTHER NON-CASH CONSIDERATION TENDERED IN PAYMENT OF PURCHASE PRICE. For the purposes hereof, the fair market value of any share of the Company's Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

          (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. If the Optionee exercises this option by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

          (d) RESTRICTIONS ON USE OF OPTION STOCK. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender, through the exercise of an option granted under the Plan or any other stock option or restricted stock plan of the Company.

     5.   DELIVERY OF SHARES; COMPLIANCE WITH SECURITIES LAWS, ETC.

          (a) GENERAL. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

          (b) LISTING, QUALIFICATION, ETC. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any U.S. federal, state or foreign law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent

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or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure, or to satisfy such other condition.

     6. NONTRANSFERABILITY OF OPTION. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

     7. NO SPECIAL EMPLOYMENT OR SIMILAR RIGHTS. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or other relationship of the Optionee with the Company for the period within which this option may be exercised.

     8. RIGHTS AS A STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9.   CHANGE IN CONTROL EVENTS.

          (a)  DEFINITIONS.


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               (i)  A "Change in Control Event" shall mean:

                    (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

                    (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                    (C) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding


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Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

               (ii) "Good Reason" shall mean any material diminution in the Participant's position, duties, responsibilities, power, title, capacity or office from and after a Change in Control Event, or any reduction in the annual base salary or benefits payable to the Participant from and after such Change in Control Event, or the relocation after such Change in Control Event of the Participant's principal place of business to a location that is greater than 50 miles from the current site.

               (iii) "Cause" shall have the meaning set forth in Section 3(f) hereof.

          (b) EFFECT OF CHANGE IN CONTROL EVENT ON OPTION. Subject to Section 9(c) below, if, at any time during the period commencing on the date of the consummation of a Change in Control Event and ending on the first anniversary of such date, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated by the Participant for Good Reason or is terminated by the Company or the acquiring or succeeding corporation without Cause, then, except to the extent specifically provided to the contrary in any other agreement between the Participant and the Company, this option shall automatically become immediately exercisable in full. The terms and provisions of this Section 9 shall be in addition to, and not in limitation of, any terms and provisions of the Plan, including without limitation Section 8(c) of the Plan, or any other agreement between the Participant and the Company.

          (c) POOLINGS OF INTERESTS. Notwithstanding any other provision of this Agreement, in the event that anything in Section 9(b) is determined to prevent any Business Combination from being accounted for as a pooling of interests and the Board of Directors of the Company desires that such Business Combination be accounted for as a pooling of interests, then Section 9(b) shall be inapplicable to such Business Combination.

     10. WITHHOLDING TAXES. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable U.S. federal, state, local and foreign income tax, employment tax, and other withholding requirements.

     11.  MISCELLANEOUS.

          (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

          (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.


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          (c)  This option shall be governed by and construed in accordance with the laws of the State of Delaware.


Date of Grant: _____________            RSA SECURITY INC.



                                        By:____________________________________

                                        Title:_________________________________
                                              Address: 36 Crosby Drive
                                                       Bedford, MA  01730



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                                                                  Exhibit (d)(3)



                              OPTIONEE'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1994 Stock Option Plan.

                                        OPTIONEE


                                        -------------------------------
                                        (Signature)


                                        ADDRESS:

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